Exhibit 5.1

January 31, 2020

[Simpson Thacher & Bartlett LLP Letterhead]

Johnson Controls International plc

One Albert Quay

Cork, Ireland T12 X8N6

Ladies and Gentlemen:

We have acted as U.S. counsel to Johnson Controls International plc, a public company limited by shares, incorporated under the laws of Ireland (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to (i) ordinary shares of the Company, par value $0.01 per share (the “Ordinary Shares”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Shares”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in Preferred Shares which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (v) warrants to purchase Ordinary Shares, Preferred Shares, Depositary Shares or Debt Securities (the “Warrants”); (vi) contracts for the purchase and sale of Ordinary Shares, Preferred Shares, Depositary Shares or Debt Securities (the “Purchase Contracts”); and (vii) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Ordinary Shares, Preferred Shares, Depositary Shares and related Depositary Receipts, the Debt Securities, the Warrants, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Senior Debt Securities and the Subordinated Debt Securities will be issued under an Indenture (the “Indenture”) dated as of December 28, 2016, between the Company, and U.S. Bank National Association, as trustee (the “Trustee”).

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indenture, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the Indenture, which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements (other than the Indenture) and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company or any such Guarantor and (b) will comply with all applicable regulatory requirements.

In rendering the opinions set forth below, we have assumed further that (1) the Company is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Indenture in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery and performance by the Company of such Indenture does not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York) and (3) the execution, delivery and performance by the Company of such Indenture (a) does not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) complies with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.        With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Shares underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

2.        With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.        With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Ordinary Shares and Preferred Shares issuable under any Warrants are or will be, as applicable, validly issued, fully paid and nonassessable and (c) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.        With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Ordinary Shares and Preferred Shares issuable under any Purchase Contracts are or will be, as applicable, validly issues, fully paid and nonassessable and (c) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.        With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Ordinary Shares and Preferred Shares that are components of such Units and/or issuable under any Warrants that are components of such Units are or will be, as applicable, validly issued, fully and nonassessable and the Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements and the Irish

Memorandum and Articles of Association of the Company and Irish Law, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 13.10 of the Indenture relating to the separability of provisions of the Indenture.

In connection with the provisions of the Indenture whereby the parties submit to the jurisdiction of any state or federal court in the City of New York, State of New York, United States of America, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Indenture that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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